Exhibit 10.22(b)

MODIFICATION OF CREDIT AGREEMENT

THIS MODIFICATION OF CREDIT AGREEMENT (“Modification”) is made as of the 14th day of May, 2003, by and between SOUTHTRUST BANK, an Alabama corporation, formerly known as SouthTrust Bank, National Association acting as a Lender and as Administrative Agent and Funding Agent (collectively “Agent”) pursuant to the Credit Agreement (defined below), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank, a national banking association, acting as a lender, NATIONAL CITY BANK, NATIONAL ASSOCIATION, a national banking association, acting as a lender, and SUNTRUST BANK, a Georgia corporation, formerly known as SunTrust Bank, South Florida, N.A., a national banking association acting as a lender (collectively the “Lenders”), and TODHUNTER INTERNATIONAL, INC., a Delaware corporation (the “Borrower”)

W I T N E S S E T H:

WHEREAS, On October 19, 2001, Agent, Lenders and Borrower entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) in connection with Revolving Loans, Term Loans and Letters of Credit made available by Lenders to Borrower in an aggregate commitment of $70,000,000.00; and

WHEREAS, as of January 1, 2003, Agent, Lenders and Borrower entered into a Waiver of Defaults Under Credit Agreement (the “Waiver”); and

WHEREAS, Borrower has requested Agent and Lenders to make certain modifications to the Credit Agreement, as affected by the Waiver, including modifications of the financial covenants and restoration of the Revolving Commitment amount; and

WHEREAS, Lenders and Agent are willing to amend the Credit Agreement on the terms and conditions set forth in this Modification.

NOW, THEREFORE, in consideration of mutual promises and covenants of this Modification and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lenders, Agent and Borrower agree as follows:

1.             Recitals.  The foregoing recitals are true and correct and by this reference are made a material part of this Modification.  All capitalized terms used herein shall have the meaning ascribed to them in the Credit Agreement unless the context shall require otherwise.

2.             Revolving Commitment Amount.  The Revolving Commitment shall be $30,000,000.00, subject to permanent reduction pursuant to Section 2.12 of the Credit Agreement.

3.             EBITDA Calculation.  For purposes of the quarterly calculation of EBITDA, the following expenses incurred through fiscal year ending September 30, 2003 shall be excluded,

up to an aggregate amount of $1,000,000.00:  (a) expenses and fees related to the retirement of the current CFO; (b) expenses and fees related to the recruitment of the new CFO; (c) expenses, fees and write-downs related to taking Borrower private; (d) expenses, fees and write-downs related to the V&S Joint Venture; (e) expenses, fees and write-downs related to the CL/Angostura joint venture; and (f) expenses and fees related to waivers and loan modifications.

4.             Funded Debt Defined.  The definition of Funded Debt in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

“Funded Debt” means without duplication, the principal balance of all indebtedness, for money borrowed, purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments under which Borrower or any of its Subsidiaries is an obligor, including any current maturities of such indebtedness, plus all debt of other entities or Persons, other than Subsidiaries, which has been guaranteed by the Borrower or any Subsidiary (other than the current balance of the indebtedness of Premier Wines & Spirits, Ltd. as of the Effective Date guaranteed by Borrower), or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary which by its terms matures more than one year from the date of any calculation thereof and/or which is renewable or extendible at the option of the obligor to a date beyond one year from such date; provided that, for the purposes of this Agreement, “Funded Debt” shall exclude amounts transferred quarterly to Borrower’s Bahamian or Virgin Islands’ Subsidiaries and the bi-weekly excise tax payments made by Borrower in connection therewith.  Effective March 31, 2003, the maximum amount thus excluded in the quarterly calculation of Funded Debt shall be $7,500,000.00.  Any funds drawn on the Revolving Credit Facility for such payments shall be repaid within seven (7) business days.  “Funded Debt” shall also exclude the Tank Loan.

5.             Minimum Tangible Net Worth.  Section 11.01 of the Credit Agreement is hereby replaced in its entirety with the following:

SECTION 11.01.  Minimum Tangible Net Worth.  Maintain a Tangible Net Worth as of the last day of fiscal quarter of Borrower ending March 31, 2003 of not less than $35,331,000 and thereafter Tangible Net Worth shall be a minimum of $35,331,000, plus 50% of the annual net income (but not loss) of the Borrower and its Subsidiaries for the prior fiscal year of Borrower (on a consolidated basis in accordance with GAAP), plus 75% of the net proceeds of any equity or subordinated debt offering completed by Borrower after the Agreement Date.  Tangible Net Worth shall be tested on a quarterly basis and adjusted annually each September 30th.

6.             Interest Coverage Ratio.  Section 11.02 Interest Coverage Ratio is hereby deleted in its entirety as of January 1, 2003.

7.             Fixed Charge Coverage Ratio.  The definition of Fixed Charge Coverage Ratio in Section 1.01 of the Credit Agreement is hereby revised to mean the ratio of (i) EBITDA less capital expenditures, to (ii) cash interest, cash taxes and scheduled principal payments, but not including any additional principal payments made by Borrower pursuant to Section 2.09 of the Credit Agreement (all as determined in accordance with GAAP) in accordance with the ratio grid set forth in Section 11.03, measured on a four rolling quarter basis.  Section 11.03 Fixed Charge Coverage is hereby replaced in its entirety with the following:

SECTION 11.03.  Fixed Charge Coverage.  Maintain at all times a Fixed Charge Coverage Ratio within the following Fixed Charge Coverage Ratio grid:

Date	6/03	9/03	12/03	3/04	6/04	9/04	Thereafter
Required	0.65	0.80	1.00	1.00	1.00	1.00	1.0

The Fixed Charge Coverage Ratio requirement for the quarter ended March 31, 2003 has been waived.

8.             Funded Debt to EBITDA.  Section 11.05 Funded Debt to EBITDA is hereby replaced in its entirety with the following:

SECTION 11.05.  Funded Debt to EBITDA.  Maintain a ratio of Funded Debt to EBITDA as of the end of any fiscal quarter of Borrower of not more than the following:

Ratio

4.65 to 1.0	For the fiscal quarter ending June 30, 2003.
3.85 to 1.0	For the fiscal quarter ending September 30, 2003.
3.25 to 1.0	For the fiscal quarters ending December 31, 2003 through September 30, 2004.
3.0 to 1.0	For the fiscal quarter ending December 31, 2004 and each fiscal quarter thereafter.

Such ratio shall be measured on the basis of the financial results of Borrower for the most recent four (4) fiscal quarters of Borrower ending on the dates of measurement.  This requirement is waived for fiscal quarters ending December 31, 2002 and March 31, 2003.

9.             Pricing.  The pricing grid incorporated into the definition of Applicable Margin in Section 1.01 of the Credit Agreement is hereby replaced in its entirety with the following:

		Applicable Margin Revolving Loans			Applicable Margin Term Loans
Level	Funded Debt/EBITDA	Eurodollar Rate	Base Rate	Unused Fee	Eurodollar Rate	Base Rate
I	< 4.65 and > 4.50	3.75%	1.25%	0.50%	4.25%	1.50%
II	< 4.50 and > 4.00	3.50%	1.25%	0.50%	4.00%	1.50%
III	< 4.00 and > 3.50	3.25%	1.25%	0.50%	3.75%	1.50%
IV	< 3.50 and > 3.00	3.00%	1.00%	0.375%	3.50%	1.25%
V	< 3.00 and > 2.50	2.75%	0.75%	0.375%	3.25%	1.00%
VI	< 2.50 and > 2.00	2.50%	0.50%	0.25%	3.00%	0.75%
VII	< 2.00	2.25%	0.25%	0.25%	2.75%	0.50%

As of the date of this Modification, Borrower’s Applicable Margins shall be at Level I until adjusted in accordance with the Credit Agreement on the basis of results for fiscal quarter ending June 30, 2003.

10.           Management.  Agent and Lenders hereby acknowledge and accept the appointment of Jay Maltby as Chairman, Chief Executive Officer and President and Ezra Shashoua as Executive Vice President and Chief Financial Officer of Borrower.

11.           Warranty.  Borrower hereby warrants and represents to Lenders that, since the date of the Credit Agreement, other than matters addressed in the Waiver, Borrower has been and is in compliance with all provisions of the Credit Agreement and all other Loan Documents and that no default or Event of Default has occurred thereunder nor has any event occurred or failed to occur which with the passage of time or the giving of notice or both would comprise such a Default or Event of Default.

12.           Ratifications.  Borrower hereby ratifies and confirms each of its obligations and indebtedness under the Credit Agreement and each of the other Loan Documents, as amended hereby, and hereby represents and warrants to Lenders and Agent that Borrower neither has nor claims any defenses, counterclaims or offsets to any such obligations or indebtedness.

13.           Fees.  The effectiveness of this Modification and the amendments contemplated herein are expressly conditioned upon the payment by Borrower to Agent for the prorata benefit of Lenders an amendment fee of $160,000.00 (based on twenty-five (25) basis points of the current committed amount ($64,000,000)) and reimbursement by Borrower of Agent for all reasonable attorneys’ fees and expenses incurred in connection with this Modification.

14.           Miscellaneous.

(a)  This agreement shall be governed by and construed in accordance with the laws of the State of Florida.  Paragraph headings used herein are for convenience only and shall not be used to interpret any term hereof.  The Credit Agreement shall continue in full force and effect as modified by this Modification.  In the event the terms of this Modification conflict with the terms of the  Credit Agreement, the terms of this Modification shall control.

(b)  This Modification constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral among the parties hereto with respect to the subject matter hereof, all of which prior agreements, understanding, negotiations and discussions, both written and oral, are merged into this Modification.  All provisions of the Credit Agreement and each of the other Loan Documents shall remain in full force and effect as modified by this Modification.  Without limiting the generality of any of the provisions of this Modification, nothing herein or in any instrument or agreement shall be deemed or construed to constitute a novation, satisfaction or refinancing of all or any portion of the Loan or in any manner affect or impair the lien or priority of the Credit Agreement or any of the Loan Documents as amended hereby.

(c)  This Modification may be executed in any number of counterparts with each executed counterpart constituting an original, but altogether constituting but one and the same instrument.

(d)  This Modification shall be binding upon and inure to the benefit of Borrower, Agent and Lenders and their respective heirs, legal representatives, executors, successors and assigns.

15.           RELEASE.  IN CONSIDERATION OF THE ACCOMMODATIONS PROVIDED HEREIN, BORROWER HEREBY UNCONDITIONALLY IRREVOCABLY AND FOREVER RELEASES, ACQUITS AND DISCHARGES LENDERS AND EACH OF LENDERS’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND COUNSEL FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT ANY OF THEM HAD, NOW HAS OR MAY IN THE FUTURE HAVE AGAINST ANY ONE OR MORE OF THE LENDERS OR ANY ONE OR MORE OF LENDERS’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR COUNSEL FOR THE ACTS OR OMISSIONS OF ANY OF THE FOREGOING PARTIES FROM THE BEGINNING OF TIME THROUGH, TO AND INCLUDING THE DATE OF THE EFFECTIVENESS OF THIS MODIFICATION, WHICH RELATED TO ANY CLAIMS ARISING OUT OF OR CONNECTED IN ANY MANNER WITH THE TRANSACTIONS CONTEMPLATED HEREIN OR IN THE CREDIT AGREEMENT AS AMENDED HEREBY OR ANY OTHER LOAN DOCUMENTS AS THE SAME MAY BE AMENDED HEREBY, AS THE CASE MAY BE.

16.           WAIVER OF JURY TRIAL.  BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS

MODIFICATION OR ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS BY ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS’ ENTERING INTO THIS MODIFICATION AND MAKING ANY LOAN, ADVANCE OR OTHER EXTENSION OF CREDIT TO BORROWER.  FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDERS, NOR THE AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  NO REPRESENTATIVE OR AGENT OF LENDERS, NOR AGENT OR ANY OF AGENT’S COUNSEL OR LENDERS’ COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, Borrower, Agent and Lenders have caused this agreement to be effective as of the day and year set forth above.

WITNESSES:	BORROWER:

TODHUNTER INTERNATIONAL, INC., a Delaware corporation

/s/ William Viggiano	By:	/s/ Jay S. Maltby
Print Name: William Viggiano	Print Name:	Jay S. Maltby
/s/ Elisa Martinez	Title:	Chairman and Chief Executive Officer
Print Name: Elisa Martinez

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this 14th day of May, 2003 by Jay S. Maltby as Chairman and CEO of Todhunter International, Inc., on behalf of the corporation.  He/She is personally known to me or has produced                                   (type of identification) as identification.

/s/ Jennifer Lubrano-Murphy
Notary Public
State of Florida

Jennifer Lubrano-Murphy
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:		AGENT:

SOUTHTRUST BANK, an Alabama banking corporation

/s/ Mark Dierks		By:	/s/ Tom Turnberger
Print Name:	Mark Dierks	Print Name:	Tom Turnberger
/s/ Antonio Corey		Title:	Vice President
Print Name:	Antonio Corey

STATE OF FLORIDA		)
)
COUNTY OF BROWARD		)

The foregoing instrument was acknowledged before me this 14th day of May, 2003 by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He/She is personally known to me or has produced                                  (type of identification) as identification.

/s/ Florence Lindley
Notary Public
State of Florida

Florence Lindley
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:		LENDERS:

SOUTHTRUST BANK, an Alabama banking corporation

/s/ Mark Dierks		By:	/s/ Tom Turnberger
Print Name:	Mark Dierks	Print Name:	Tom Turnberger
/s/ Antonio Corey		Title:	Vice President
Print Name:	Antonio Corey

STATE OF FLORIDA		)
)
COUNTY OF BROWARD		)

The foregoing instrument was acknowledged before me this 14th day of 2003. by Tom Turnberger as Vice President of SouthTrust Bank, on behalf of the bank.  He/She is personally known to me or has produced                          (type of identification) as identification.

/s/ Florence Lindley
Notary Public
State of Florida

Florence Lindley
(Print, Type or Stamp Commissioned Name of Notary Public)
WITNESSES:

WITNESSES:		WACHOVIA BANK, NATIONAL ASSOCIATION

/s/ Michelle Gerber		By:	/s/ David F. Abee
Print Name:	Michelle Gerber	Print Name:	David F. Abee
/s/ Liza Grant-Smith		Title:	Vice President
Print Name:	Liza Grant-Smith

STATE OF FLORIDA	)
)
COUNTY OF PALM BEACH		)

The foregoing instrument was acknowledged before me this 14th day of May, 2003 by David F. Abee as Vice President of Wachovia Bank, National Association, on behalf of the bank.  He/She is personally known to me or has produced                                      (type of identification) as identification.

/s/ Laura Forbes
Notary Public
State of Florida

Laura Forbes
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:		SUNTRUST BANK, a Georgia corporation

/s/ Alexander del Pro		By:	/s/ Sandra N. Tozzie
Print Name:	Alexander del Pro	Print Name:	Sandra N. Tozzie
/s/ Lyn Humbrecht		Title:	First Vice President
Print Name:	Lyn Humbrecht

STATE OF FLORIDA		)
)
COUNTY OF		)

The foregoing instrument was acknowledged before me this 14th day of May, 2003 by Sandra N. Tozzie as First Vice President of SunTrust Bank, on behalf of the bank.  He/She is personally known to me or has produced                                                 (type of identification) as identification.

/s/ Diane L. Libotte
Notary Public
State of Florida

Diane L. Libotte
(Print, Type or Stamp Commissioned Name of Notary Public)

WITNESSES:		NATIONAL CITY BANK, NATIONAL ASSOCIATION

/s/ Tom Gurbach		By:	/s/ Daniel R. Raynor
Print Name:	Tom Gurbach	Print Name:	Daniel R. Raynor
/s/ John DeFrancesco		Title:	Assistant Vice President
Print Name:	John DeFrancesco

STATE OF OHIO		)
)
COUNTY OF LAKE	)

The foregoing instrument was acknowledged before me this 14th day of May, 2003 by Daniel R. Raynor as Assistant Vice President of National City Bank, on behalf of the bank.  He/She is personally known to me or has produced                                   (type of identification) as identification.

/s/ Ellen M. Brown
Notary Public
State of Florida

Ellen M. Brown
(Print, Type or Stamp Commissioned Name of Notary Public)